UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF – BALANCE SHEET ARRANGEMENT OF REGISTRANT
Bellevue Technology Center Mortgage Loan
On February 22, 2013, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a four-year secured mortgage loan with Bank of America, N.A., an unaffiliated lender, for borrowings of up to $53.0 million secured by the Bellevue Technology Center (the “Bellevue Technology Center Mortgage Loan”). At closing, $44.5 million of the Bellevue Technology Center Mortgage Loan was funded and the remaining $8.5 million is available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements at the Bellevue Technology Center, subject to certain terms and conditions contained in the loan documents. The Bellevue Mortgage Loan matures on March 1, 2017, with an option to extend the maturity date to March 1, 2019, upon payment of an extension fee equal to 0.2% of the outstanding principal balance at the time of the extension and subject to certain other terms and conditions contained in the loan documents.  The Bellevue Technology Center Mortgage Loan bears interest at a floating rate of 225 basis points over the daily LIBOR floating rate. Monthly payments are initially interest only. Beginning March 1, 2016, monthly payments also include principal amortization payments of $60,000 per month with the remaining principal balance and all accrued and unpaid interest and fees due at maturity.  Should the borrower under the loan exercise its option to extend the loan, monthly payments would include principal and interest, with principal amortization payments of $60,000 per month. The Company will have the right to prepay the loan in whole at any time or in part from time to time, subject to the payment of certain expenses potentially incurred by the lender as a result of the prepayment and subject to certain other conditions contained in the loan documents.
KBS SOR Properties, LLC, a separate wholly owned subsidiary of the Company through which the Company indirectly owns all of its real estate assets (“KBS SOR Properties”), provided a limited guaranty of the Bellevue Technology Center Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the borrower or KBS SOR Properties in violation of the loan documents. KBS SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the Bellevue Technology Center Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: February 28, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer